MEDIA CONTACT | Eric Ryan	INVESTOR RELATIONS CONTACT | Gary Stein
212.656.2411	212.656.2183
eryan@nyse.com	gstein@nyse.com

NYSE Group Announces Fourth Quarter and Full Year 2006 Financial Results

NEW YORK -- February 2, 2007 - NYSE Group, Inc. (NYSE: NYX) today reported net income of $45.5 million, or $0.29 per diluted share, for the three months ended December 31, 2006, a $65.8 million increase as compared to a $20.3 million loss, or $(0.18) per diluted share, for the three months ended December 31, 2005. These results are presented in accordance with U.S. Generally Accepted Accounting Principles (GAAP).

Fourth quarter 2006 results include the quarterly results from the operations of NYSE Arca (formerly known as the Archipelago Exchange, or ArcaEx®, and the Pacific Exchange, Inc.). The merger between NYSE, Inc. and Archipelago Holdings, Inc. closed on March 7, 2006. Fiscal 2005 results include only the operations of New York Stock Exchange, Inc., the predecessor of NYSE Group.

Included in the fourth quarter 2006 results are $34.1 million in merger expenses and exit costs consisting of a restructuring charge in connection with a workforce reduction of more than 500 positions ($29.2 million), the acceleration of certain fixed asset useful lives ($2.8 million), and other professional fees incurred in connection with both the acquisition of Archipelago Holdings, Inc. and the pending combination with Euronext N.V. ($2.1 million).

On a non-GAAP basis, giving effect to the Archipelago transaction as if it occurred at the beginning of the earliest period presented, and excluding the merger expenses and exit costs, the net income of NYSE Group for the three months ended December 31, 2006 would have been $70.8 million, or $0.45 per diluted share, a $65.7 million or twelve-fold increase as compared to net income, on a non-GAAP basis, of $5.1 million, or $0.03 per diluted share, for the three months ended December 31, 2005. A full reconciliation of these non-GAAP results is included in the attached tables.

For the year ended December 31, 2006, net income and diluted earnings per share on a GAAP basis were $205.0 million and $1.36, respectively. This compares to GAAP net income and diluted earnings per share of $40.7 million and $0.35, respectively, for the year ended December 31, 2005. On a non-GAAP basis, net income increased 188% to $258.8 million, while diluted earnings per share increased 193% to $1.64.

"NYSE Group experienced an extraordinary year in 2006. Beginning with the close of the Archipelago transaction and subsequent secondary offering which established the NYSE Group as a public company, we are successfully transforming the NYSE," said

NYSE Group Chief Financial Officer and Executive Vice President, Nelson Chai. "Among other things, we have revamped our transaction pricing, restructured the profile of our business portfolio, including through the implementation of the Hybrid Market and taking full control of our technology expenses as a result of our 100% ownership of SIAC, announced the NASD Regulation transaction, and launched our new options platform. We are delivering against the integration savings previously announced in conjunction with the Archipelago transaction, including a 35% reduction in our workforce. Finally, the pending combination with Euronext will create the first true global exchange group. We have executed against an ambitious set of objectives and positioned NYSE Group for long-term growth while delivering substantial shareholder value.

"Our recently announced agreement to acquire 5% of the National Stock Exchange, India’s largest financial marketplace, and our strategic alliance with the Tokyo Stock Exchange are a strong start to the new year. In 2007, we will finalize the roll out of our Hybrid Market, deliver against the integration targets in conjunction with the Archipelago transaction and complete the Euronext transaction. We will continue to improve our business model and lead the global transformation of the exchange landscape in order to benefit our investors, listed companies and market professionals."

Other Financial Highlights

•
Excluding the effect of activity assessment fees and Section 31 fees, the pre-tax margin of NYSE Group on a non-GAAP basis more than doubled to reach 22.9% of total revenues for the year ended December 31, 2006 as compared to 11.1% of total revenues for the year ended December 31, 2005.

•
In conjunction with delivering merger related savings, NYSE Group total employee headcount was 2,578 as of December 31, 2006, a reduction of 718 positions as compared to total employee headcount of 3,296 as of December 31, 2005 and a reduction of 906 positions since March 2005 when NYSE, Archipelago and SIAC had 3,484 employees on a combined pro forma basis.

•
As of December 31, 2006, NYSE Group had $985.8 million of cash, cash equivalents, investment and other securities (including $250.4 million related to Section 31 fees collected from market participants and due to the Securities and Exchange Commission) and no debt obligation.

Fourth Quarter and Full Year Business Highlights

•
As a result of the completion of the merger between New York Stock Exchange, Inc. and Archipelago on March 7, 2006, NYSE Group operates two securities exchanges - the NYSE and NYSE Arca. NYSE Group is the global leader in listings, cash equities and ETF trading, and holds well established positions in other product categories, including options, fixed-income, Nasdaq and Amex listed equity trading as well as market data.

•	On June 1, NYSE Group and Euronext N.V. announced their agreement to combine the leading U.S. and pan-European securities trading exchanges with combined $28.2 trillion total global market capitalization of listed companies and average daily trading value of approximately $102 billion as of December 31, 2006.

•
On November 28, NYSE Group and NASD announced the signing of a letter of intent to consolidate their member regulation operations into a new self-regulatory organization that will be the private sector regulator for all securities brokers and dealers doing business with the public in the United States. The transaction is expected to close in the second quarter of 2007.

•
The NYSE Hybrid MarketSM is transforming the NYSE into a fast market with sub-second, fully electronic order executions while still maintaining the NYSE’s historic market quality and potential for price improvement. On January 24, the NYSE announced the completion of Phase III, the largest and most intensive part of the Hybrid Market rollout process, with all immediately eligible NYSE-listed securities trading on the Hybrid Market platform. Phase IV implementation began on January 25, 2007 and is expected to conclude no later than the current SEC Regulation NMS compliance date of March 5, 2007. Demonstrating the opportunity for customers to choose between an electronic or auction order execution, 20% of share volume is currently handled through trading-floor brokers and specialists utilizing new Hybrid Market electronic tools.

•
In a recently issued independent report, research firm Elkins/McSherry found that NYSE-listed equities have the world’s lowest all-in trading costs. Additionally, the NYSE consistently delivered lower trading costs than Nasdaq according to all major independent research, including studies by Elkins/McSherry, ITG Plexus and Abel/Noser.

•
A total of 206 new issuers listed on NYSE Group’s markets in 2006, representing total IPO proceeds of $34.9 billion. New listings included 28 transfers from other markets (up from 16 in 2005) and 29 non-US company listings (up from 19 in 2005). NYSE Group was the market of choice for many of the world’s most recognizable companies, including MasterCard (NYSE: MA), Chipotle Mexican Grill, Inc. (NYSE: CMG), J. Crew (NYSE: JCG), Tim Hortons (NYSE: THI) and NYMEX (NYSE: NMX).

•
For the three months ended December 31, 2006, compared to the same period a year ago, NYSE Group recorded increased average daily volumes across all categories of securities, including handled volume increases of 4.7% in NYSE-listed issues, 13.8% in NYSE Arca and Amex-listed issues, 24.6% in Nasdaq-listed issues, 27.3% in ETFs, and 29.1% in equity options contracts.

•
For the three months ended December 31, 2006, NYSE Group handled 117.3 billion shares of NYSE-listed issues, or 70.0% of the trading in NYSE-listed issues, versus 111.6 billion shares, or 72.4%, and 112.0 billion shares, or 78.7%, for the three months ended September 30, 2006 and December 31, 2005, respectively.

•
NYSE Group’s share of trading in NYSE Arca and Amex-listed issues was 38.0% for the three months ended December 31, 2006 compared to 38.4% for the three months ended September 30, 2006 and 34.7% for the three months ended December 31, 2005.

•
NYSE Group’s share of trading in Nasdaq-listed issues was 24.9% for the three months ended December 31, 2006 compared to 25.5% for the three months ended September 30, 2006 and 22.1% for the three months ended December 31, 2005.

•
NYSE Group’s share of trading in ETFs was 44.0% for the three months ended December 31, 2006 compared to 43.5% for the three months ended September 30, 2006 and 40.5% for the three months ended December 31, 2005.

•
In 2006, NYSE Group made several acquisitions (TransactTools, Matchpoint Trading, and the shares of SIAC formerly held by the Amex) and purchased a strategic stake in Marco Polo to further enhance its technology, trading systems and future product offerings.

•
In the fixed income arena, the NYSE received an exemption from the SEC to begin trading certain unlisted debt securities of NYSE-listed companies and their wholly-owned subsidiaries, and will leverage NYSE Arca's core matching technology to develop its next generation bond trading platform, NYSE BondsSM.

•
In the fourth quarter of 2006, NYSE Group completed the launch of NYSE Arca Options, offering automatic executions for customer and broker dealer options orders. As the first exchange to file a detailed plan for new options pricing in conjunction with the SEC penny pilot program that began on January 26, 2007, NYSE Arca Options introduced a plan designed to reward participants that improve market quality and provide liquidity.

•
The NYSE also announced that it will create a Trade Reporting Facility for customers seeking a reliable and competitively priced venue to report internally executed transactions in the first quarter of 2007.

•
The NYSE Composite Index (NYA), which closed the year at a record high, continued to outperform all other broad based indexes again in 2006. Designed to measure the performance of all common stocks, ADRs, REITs, and tracking stocks listed on the NYSE, the NYA finished the year with a gain of 17.9%. This was greater than the 16.3% increase that the Dow Jones Industrial Average achieved in 2006.

To supplement NYSE Group’s consolidated financial statements prepared in accordance with GAAP and to better reflect period-over-period comparisons, NYSE Group uses non-GAAP financial measures of operating performance. A non-GAAP financial measure is a numerical measure of performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure, calculated and presented in accordance with GAAP. Non-GAAP financial measures do not replace and are not superior to the presentation of GAAP financial results, but are provided to (i) present the effects of certain merger expenses and exit costs, compensation charges, gains on sale of businesses and other investments, and (ii) improve overall understanding of NYSE Group’s current financial performance and its prospects for the future. Specifically, NYSE Group believes the non-GAAP financial results provide useful information to both management and investors regarding certain additional financial and business trends relating to financial condition and operating results. In addition, management uses these measures for reviewing financial results and evaluating financial performance.

About NYSE Group, Inc.
NYSE Group, Inc. (NYSE:NYX) operates two securities exchanges: the New York Stock Exchange LLC (the “NYSE”) and NYSE Arca, Inc. (formerly known as the Pacific Exchange, Inc.). NYSE Group is a leading provider of securities listing, trading and market data products and services. In 2006, on an average trading day, 2.3 billion shares, valued at $86.8 billion, were traded on the exchanges of the NYSE Group.

The NYSE is the world’s largest and most liquid cash equities exchange. The NYSE provides a reliable, orderly, liquid and efficient marketplace where investors buy and sell listed companies' common stock and other securities. On December 31, 2006, the operating companies listed on the NYSE represented a total global market capitalization of $26.5 trillion.

NYSE Arca, Inc. operates the former ArcaEx(R), the first open, all-electronic stock exchange in the United States, which has a leading position in trading exchange-traded funds and exchange-listed securities. NYSE Arca, Inc. is also an exchange for trading equity options. NYSE Arca, Inc.’s trading platforms provide customers with fast electronic execution and open, direct and anonymous market access.

NYSE Regulation, an independent not-for-profit subsidiary, regulates member organizations through the enforcement of marketplace rules and federal securities laws. NYSE Regulation also ensures that companies listed on the NYSE and NYSE Arca meet their financial and corporate governance listing standards.

For more information on NYSE Group, go to: www.nyse.com.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on NYSE Group's current expectations and involve risks and uncertainties that could cause NYSE Group's actual results to differ materially from those set forth in the statements. There can be no assurance that such expectations will prove to be correct. Actual results may differ materially from those expressed or implied in the forward-looking statements. Factors that could cause NYSE Group's results to differ materially from current expectations include, but are not limited to: NYSE Group's ability to implement its strategic initiatives, economic, political and market conditions and fluctuations, government and industry regulation, interest rate risk and U.S. and global competition, and other factors detailed in NYSE Group's Annual Report on Form 10-K and other periodic reports filed with the U.S. Securities and Exchange Commission. In addition, these statements are based on a number of assumptions that are subject to change. Accordingly, actual results may be materially higher or lower than those projected. The inclusion of such projections herein should not be regarded as a representation by NYSE Group that the projections will prove to be correct. NYSE Group undertakes no obligation to release any revisions to any forward-looking statements.

NYSE Group, Inc.
Condensed consolidated statements of income in accordance with GAAP
(in thousands, except per share data)

	Three months ended December 31,			Year ended December 31,
	2006	2005		2006	2005
	(unaudited)	(unaudited)		(unaudited)

Revenues
Activity assessment fees	$180,794	$161,183		$673,177	$594,555
Transaction	221,761	37,436		675,900	145,828
Listing	89,836	85,828		356,091	342,718
Market data	56,369	44,741		222,484	178,169
Data processing	28,119	46,204		137,088	182,966
Regulatory	48,894	35,906		184,194	132,576
Licensing, facility and other	32,764	14,164		127,016	56,361
Total revenues	658,537	425,462		2,375,950	1,633,173
Section 31 fees	(180,794)	(161,183)		(673,177)	(594,555)
Merger expenses and exit costs	(34,143)	(23,596)		(54,485)	(26,128)
Compensation	(121,517)	(134,873)		(558,357)	(516,718)
Liquidity payments	(104,963)	-		(264,927)	-
Routing and clearing fees	(24,716)	-		(74,403)	-
Systems and communications	(28,652)	(31,596)		(119,618)	(124,341)
Professional services	(24,872)	(34,183)		(110,399)	(121,977)
Depreciation and amortization	(36,437)	(24,909)		(135,797)	(103,430)
Occupancy	(22,009)	(18,211)		(84,945)	(69,798)
Marketing and other	(31,828)	(21,785)		(102,770)	(68,041)
Regulatory fine income	2,551	2,502		36,392	35,374
Operating income	51,157	(22,372)		233,464	43,559
Investment and other income, net	10,712	10,761		73,983	47,320
Gain on sale of equity investment	-	-		20,925	-
Income before income tax provision and
minority interest	61,869	(11,611)		328,372	90,879
Income tax provision	(16,049)	(7,869)		(120,566)	(48,158)
Minority interest	(329)	(777)		(2,829)	(1,972)
Net income (loss)	$45,491	$(20,257)		$204,977	$40,749

Basic earnings (loss) per share	$0.29	$(0.18)		$1.38	$0.35
Diluted earnings (loss) per share	$0.29	$(0.18)		$1.36	$0.35

Basic weighted average shares outstanding	156,603	115,699	[a]	149,062	115,699	[a]
Diluted weighted average shares outstanding	157,855	115,699	[a]	150,175	115,699	[a]

[a]	Adjusted to reflect the merger with Archipelago on March 7, 2006 giving retroactive effect to the issuance of shares to former NYSE members.

NYSE Group, Inc.
Condensed combined statement of income including non-GAAP financial measures (unaudited)
(in thousands, except per share data)

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

	Three months ended December 31, 2006
	GAAP	Adjustments		Non-GAAP

Revenues
Activity assessment fees	$180,794	$-		$180,794
Transaction	221,761	-		221,761
Listing	89,836	-		89,836
Market data	56,369	-		56,369
Data processing	28,119	-		28,119
Regulatory	48,894	-		48,894
Licensing, facility and other	32,764	-		32,764
Total revenues	658,537	-		658,537
Section 31 fees	(180,794)	-		(180,794)
Merger expenses and exit costs	(34,143)	34,143	[a]	-
Compensation	(121,517)	-		(121,517)
Liquidity payments	(104,963)	-		(104,963)
Routing and clearing fees	(24,716)	-		(24,716)
Systems and communications	(28,652)	-		(28,652)
Professional services	(24,872)	-		(24,872)
Depreciation and amortization	(36,437)	-		(36,437)
Occupancy	(22,009)	-		(22,009)
Marketing and other	(31,828)	-		(31,828)
Regulatory fine income	2,551	-		2,551
Operating income	51,157	34,143		85,300
Investment and other income, net	10,712	-		10,712
Income before income tax provision and
minority interest	61,869	34,143		96,012
Income tax provision	(16,049)	(8,877)	[b]	(24,926)
Minority interest	(329)	-		(329)
Net income	$45,491	$25,266		$70,757

Basic earnings per share				$0.45
Diluted earnings per share				$0.45

Basic weighted average shares outstanding				156,603
Diluted weighted average shares outstanding				157,855

[a]	To eliminate merger expenses and exit costs as they represent nonrecurring charges directly attributable to either the merger of the New York Stock Exchange, Inc. and Archipelago or the
announced combination of NYSE Group and Euronext N.V.

[b]	To adjust the income tax provision for the effect of the non-GAAP adjustment based upon a combined income tax rate of 26.0%.

NYSE Group, Inc.
Condensed combined statements of income including non-GAAP financial measures (unaudited)
(in thousands, except per share data)

We use non-GAAP financial measures of operating performance. Non-GAAP measures do not replace and are not superior the presentation of our GAAP financial results but are provided to improve overall understanding of our current financial performance and our prospects for the future.

	Three months ended December 31, [a]			Year ended December 31, [a]
	2006	2005		2006 [b]	2005

Revenues
Activity assessment fees	$180,794	$209,170		$704,032	$759,143
Transaction	221,761	152,094		771,973	601,115
Listing	89,836	85,946		356,172	343,212
Market data	56,369	61,043		235,284	242,751
Data processing	28,119	46,204		137,088	182,966
Regulatory	48,894	39,046		186,375	141,269
Licensing, facility and other	32,764	16,867		129,010	66,969
Total revenues	658,537	610,370		2,519,934	2,337,425
Section 31 fees	(180,794)	(209,170)		(704,032)	(759,143)
Compensation	(121,517)	(150,665)		(533,445)	(590,629)
Liquidity payments	(104,963)	(53,985)		(308,868)	(206,907)
Routing and clearing fees	(24,716)	(17,299)		(89,201)	(70,390)
Systems and communications	(28,652)	(38,807)		(124,263)	(152,343)
Professional services	(24,872)	(37,930)		(112,978)	(136,951)
Depreciation and amortization	(36,437)	(33,604)		(142,224)	(142,860)
Occupancy	(22,009)	(21,184)		(87,400)	(80,705)
Marketing and other	(31,828)	(30,758)		(105,760)	(109,970)
Regulatory fine income	2,551	2,522		36,628	35,394
Operating income	85,300	19,490		348,391	122,921
Investment and other income, net	10,712	12,001		67,517	51,821
Income before income tax provision and
minority interest	96,012	31,491		415,908	174,742
Income tax provision	(24,926)	(25,570)		(154,237)	(82,810)
Minority interest	(329)	(777)		(2,829)	(1,972)
Net income	$70,757	$5,144		$258,842	$89,960
Basic earnings per share	$0.45	$0.03		$1.66	$0.56
Diluted earnings per share	$0.45	$0.03		$1.64	$0.56

Basic weighted average shares outstanding	156,603	159,714	[c]	156,310	160,860	[c]
Diluted weighted average shares outstanding	157,855	160,839	[c]	157,423	161,875	[c]

[a]	The results of operations of NYSE Group are presented as if the following transactions had been completed at the beginning of the earliest period presented:

1. The acquisition of PCX Holdings and subsidiaries by Archipelago,
2. The disposition of Wave Securities by Archipelago, and
3. The merger between Archipelago and New York Stock Exchange, Inc.

In addition, merger expenses and exit costs of $34,143 and $58,298 have been eliminated from the results of operations for the three months ended December 31, 2006 and 2005, respectively, and $55,180 and
$72,255 for the year ended December 31, 2006 and 2005, respectively, as they represent nonrecurring charges directly attributable to either the merger of New York Stock Exchange, Inc. and Archipelago or the announced combination of NYSE Group and Euronext N.V.

[b]	One-time compensation charges of $37,690 recorded by NYSE Group at the time of the merger and a
$2,378 acceleration of certain Archipelago stock options immediately prior to the merger were eliminated.

In addition, a $20,925 gain recorded by NYSE Group in connection with the sale of DTCC common shares to certain DTCC participants and a $7,215 gain in connection with the phase out of NSCC and FICC's service agreement with SIAC were eliminated.

[c]	Adjusted to reflect the merger with Archipelago on March 7, 2006 giving retroactive effect to the issuance of shares to former NYSE members.

NYSE Group, Inc.
Condensed Consolidated Statements of Financial Condition
(in thousands)

	December 31,
	2006	2005
	(unaudited)

Assets
Current assets:
Cash and cash equivalents	$284,290	$43,492
Investment and other securities	701,476	1,108,479
Accounts receivable, net	334,690	184,185
Deferred income taxes	107,814	91,919
Other current assets	21,440	36,142
Total current assets	1,449,710	1,464,217

Property and equipment, net	378,128	343,534
Goodwill	535,906	-
Other intangible assets, net	584,041	-
Deferred income taxes	355,987	290,145
Other assets	158,767	106,249
Total assets	$3,462,539	$2,204,145

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and accrued expenses	$396,392	$322,263
Section 31 fees payable	250,449	232,146
Deferred revenue	113,881	105,313
Deferred income taxes	68,468	25,238
Total current liabilities	829,190	684,960

Accrued employee benefits	354,447	323,373
Deferred revenue	322,222	329,197
Deferred income taxes	264,973	9,289
Other liabilities	22,688	23,037
Total liabilities	1,793,520	1,369,856

Minority interest	-	35,164
Stockholders' equity	1,669,019	799,125
Total liabilities and stockholders' equity	$3,462,539	$2,204,145

NYSE Group, Inc. Selected Statistical Data (shares and contracts in millions)

	Three Months Ended			Twelve Months Ended
	Dec 31, 2006	Sept 30, 2006	Dec 31, 2005	Dec 31, 2006	Dec 31, 2005

Trading Days	63	63	63	251	252
NYSE Company listings (1):
NYSE listed issuers(2)	2,713	2,704	2,672	2,713	2,672
Number of new issuer listings(3)	46	29	38	128	192
NYSE Listed Issues (4):
NYSE Group Matched Volume (5)	114,434	108,826	110,299	458,495	415,078
NYSE Group Handled Volume (6)	117,280	111,584	111,969	468,577	421,518
Total NYSE Listed Consolidated Volume	167,612	154,161	142,319	635,065	523,505
NYSE Group Share of Total Consolidated Volume:
Matched Volume (5)	68.3%	70.6%	77.5%	72.2%	79.3%
Handled Volume (6)	70.0%	72.4%	78.7%	73.8%	80.5%
NYSE Arca and Amex Listed Issues:
NYSE Group Matched Volume (5)	7,077	6,873	6,077	27,808	19,500
NYSE Group Handled Volume (6)	7,989	7,939	7,023	31,915	22,491
Total NYSE Arca and Amex Listed Consolidated Volume	21,047	20,663	20,257	88,930	70,596
NYSE Group Share of Total Consolidated Volume:
Matched Volume (5)	33.6%	33.3%	30.0%	31.3%	27.6%
Handled Volume (6)	38.0%	38.4%	34.7%	35.9%	31.9%
Nasdaq Listed Issues:
NYSE Group Matched Volume (5)	25,048	24,700	19,593	101,829	82,165
NYSE Group Handled Volume (6)	30,524	30,022	24,488	124,592	103,106
Total Nasdaq Listed Consolidated Volume	122,707	117,785	110,568	506,144	449,730
NYSE Group Share of Total Consolidated Volume:
Matched Volume (5)	20.4%	21.0%	17.7%	20.1%	18.3%
Handled Volume (6)	24.9%	25.5%	22.1%	24.6%	22.9%
Exchange-Traded Funds (4),(7):
NYSE Group Matched Volume (5)	9,808	9,663	7,486	39,102	24,293
NYSE Group Handled Volume (6)	10,701	10,794	8,405	43,318	27,229
Total ETF Consolidated Volume	24,299	24,819	20,751	100,078	73,330
NYSE Group Share of Total Consolidated Volume:
Matched Volume (5)	40.4%	38.9%	36.1%	39.1%	33.1%
Handled Volume (6)	44.0%	43.5%	40.5%	43.3%	37.1%
Equity Options (8):
NYSE Group Options Contracts	59.9	44.0	46.4	196.6	144.8
Total Consolidated Options Contracts	498.3	429.4	402.4	1,844.2	1,369.0
NYSE Group Share of Total	12.0%	10.3%	11.5%	10.7%	10.6%
Market Information: (9)
Tape A share of trades (%)	79.2%	82.0%	88.9%	83.3%	90.4%
Tape B share of trades (%)	37.3%	35.2%	46.2%	37.3%	47.4%
Tape C share of trades and shares (%)	24.4%	24.5%	20.8%	23.7%	21.1%
Professional subscribers	423,298	417,642	413,458	423,298	413,458
Regulatory Fees:
Gross FOCUS revenues ($ billions) (10)	78.9	77.6	53.3	284.0	187.3
Operating Expenses:
Employee headcount	2,578	2,914	3,296	2,578	3,296

(1)	Number does not include issuers listed on NYSE Arca. There were 14 operating companies exclusively listed on NYSE Arca as of December 31, 2006.

(2)	Number of listed operating companies, closed-end funds and ETFs as of period end.

(3)	Includes initial public offerings, quotations and transfers from other markets of common equity securities.

(4)	Includes all NYSE Group Crossing Sessions 1, 2, 3 and 4.

(5)	Represents the total number of shares of equity securities and ETFs executed on the NYSE Group's exchanges.

(6)
Represents the total number of shares of equity securities and ETFs internally matched on the NYSE Group's exchanges or routed to and executed at an external market center. NYSE Arca routing includes odd-lots.

(7)	Data included in previously identified categories.

(8)	Includes trading in U.S. equity options contracts, not equity-index options.

(9)
Represents the NYSE Group share of qualifying trades for Tapes A and B reported by NYSE Group to the consolidated tape, as compared to the total number of qualifying trades for Tapes A and B reported to the consolidated tape by all other participating market centers. NYSE Group share of Tape C represents the average of: (i) the share of qualifying trades for Tape C reported by the NYSE Group to the consolidated tape, as compared to the total number of qualifying trades for Tape C reported to the consolidated tape by all other participating market centers; and (ii) the share of qualifying share volume for Tape C reported by the NYSE Group to the consolidated tape, as compared to the total qualifying share volume for Tape C reported by all other participating market centers. The consolidated tape refers to the collection of market data that multiple markets make available on a consolidated basis.

(10)
Gross FOCUS revenues represent revenues generated by member broker-dealers as reported on their "FOCUS" report (a report that is required to be filed with the SEC). A member broker-dealer's regulatory fee is based on the revenues reported. The NYSE records revenue on a six-month lag; the data is provided on this basis.